As filed with the Securities and Exchange Commission on October 21, 1998

                                            Registration Statement No. 333-43207





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                             Denbury Resources Inc.
             (Exact name of Registrant as specified in its charter)

            Canada                         1311                Not Applicable
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
   of incorporation or        Classification Code Number)    Identification No.)
   organization

                                                        PHIL RYKHOEK, C.F.O.
                                                       Denbury Resources Inc.
 17304 Preston Road, Suite 200                     17304 Preston Road, Suite 200
       Dallas, Texas 75252                              Dallas, Texas 75252
         (972) 713-3000                                   (972) 713-3000
(Address and telephone number                         Facsimile: (972) 713-3051
   of Registrant's principal                      (Name, address and telephone
       executive offices)                          number of Agent for Service)

                                   Copies to:


    DONALD W. BRODSKY                                       STEPHEN L. BURNS
   Jenkens & Gilchrist,                                 Cravath, Swaine & Moore
  A Professional Corporation                                Worldwide Plaza
 1100 Louisiana Street, Suite 1800                         825 Eighth Avenue
     Houston, Texas 77002                                   New York, NY 10019
      (713) 951-3300                                        (212) 474-1000
    Facsimile: (713) 951-3314                         Facsimile: (212) 474-3700


              ----------------------------------------------------

                             Denbury Resources Inc.

                     Deregistration of Unsold Common Shares

     Pursuant to  Registration  Statement  No.  333-43207  on Form S-3,  Denbury
Resources Inc., as Issuer, registered 5,565,140 Common Shares under the Securities Act of 1933, as amended, for sale to the public at $16.75 per Common Share. Upon completion of the offering, 10,960 Common Shares remained unsold. Denbury Resources Inc. hereby deregisters the 10,960 Common Shares that were not sold pursuant to the Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1993, as amended, Denbury Resources Inc. has duly caused this Post-Effective Amendment Number One to Registration Statement No. 333-43207 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 16, 1998.

                                   DENBURY RESOURCES INC.


                                   By:  /s/ Phil Rykhoek
                                        ---------------------------------------
                                        Phil Rykhoek
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment Number 1 has been signed by the following persons in the capacities and on the dates indicated, in multiple counterparts with the effect of one original.




Signatures                            Title                            Date

GARETH ROBERTS*           President, Chief Executive Officer    October 16, 1998
-----------------         and Director of DRI (Principal
Gareth Roberts            Executive Officer)



/s/ PHIL RYKHOEK          Chief Financial Officer, Secretary    October 16, 1998
-----------------         and Authorized Representative of
Phil Rykhoek              DRI (Principal Financial Officer)



BOBBY J. BISHOP*          Controller and Chief Accounting       October 16, 1998
-----------------         Officer of DRI (Principal Accounting
Bobby J. Bishop           Officer)



RONALD G. GREENE*         Chairman of the Board and             October 16, 1998
-----------------         Director of DRI
Ronald G. Greene



WIELAND WETTSTEIN*        Director of DRI                       October 16, 1998
-----------------
Wieland Wettstein



WILMOT MATTHEWS*          Director of DRI                       October 16, 1998
-----------------
Wilmot Matthews


By:        /s/ Phil Rykhoek
           ------------------------
           Phil Rykhoek
Attorney-in-Fact pursuant to power of
attorney contained in original filing of the
Registration Statement